Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below but not defined in this Exhibit 99.3 have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (this “Report”) filed with the Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, “we,” “us,” “our, “Oklo” and the “Company,” refers to Oklo Inc. (f/k/a AltC Acquisition Corp.) and its subsidiaries after giving effect to the Closing, “Legacy Oklo” refers to Oklo Inc. prior to the Closing, and “AltC” refers to AltC Acquisition Corp. prior to the Closing.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of AltC and Legacy Oklo, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of AltC and Legacy Oklo adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of AltC was derived from the unaudited condensed financial statements of AltC as of and for the three months ended March 31, 2024 and 2023 and the audited financial statements as of and for the years ended December 31, 2023 and 2022, which are incorporated by reference. The historical financial information of Legacy Oklo was derived from the unaudited financial statements of Legacy Oklo as of and for the three months ended March 31, 2024 and 2023, included as an exhibit to this Report and incorporated by reference, and the audited financial statements as of and for the year ended December 31, 2023 and 2022, which are incorporated by reference. This information should be read together with AltC’s and Legacy Oklo unaudited financial statements, and related notes, the sections titled “AltC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legacy Oklo Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated by reference or included as an exhibit to this Report.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2024, assumes that the Business Combination occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023, assume that the Business Combination occurred on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s (following the Business Combination referred to as the “combined company”) financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Business Combination and Related Transactions

On May 9, 2024, pursuant to the Merger Agreement, Merger Sub merged with and into Legacy Oklo, with Legacy Oklo surviving the Merger as a wholly owned subsidiary of AltC.

The aggregate consideration for the Business Combination of $875,000,000, or the Equity Value, was paid in the form of shares of AltC Class A common stock (following the Business Combination referred to as Oklo Class A common stock) valued at $10.00 per share (the Closing Merger Consideration), to Legacy Oklo equityholders, including Legacy Oklo stockholders and holders of Legacy Oklo SAFEs, as well as contingent consideration issued to eligible holders of pre-Closing securities of Legacy Oklo over a five-year period following the Closing, or the Earnout Period, of up to 15,000,000 additional shares of Oklo Class A common stock, or the Earnout Shares, in the aggregate in three separate tranches upon the occurrence of each Earnout Triggering Event as follows:

•	Earnout Triggering Event I requires the issuance of 7,500,000 Oklo Class A common stock to Eligible Legacy Oklo equityholders when the stock trading price is equal to or greater than $12.00 per share for 20 trading days within a 60 consecutive trading day period or a Change in Control of Oklo pursuant to which holders of Oklo Class A common stock have the right to receive consideration implying a value per share greater than or equal to $12.00;

•	Earnout Triggering Event II requires the issuance of 5,000,000 Oklo Class A common stock to Eligible Legacy Oklo equityholders when the stock trading price is equal to or greater than $14.00 per share for 20 trading days within a 60 consecutive trading day period or a Change in Control of Oklo pursuant to which holders of Oklo Class A common stock have the right to receive consideration implying a value per share greater than or equal to $14.00; and

•	Earnout Triggering Event III requires the issuance of 2,500,000 Oklo Class A common stock to Eligible Legacy Oklo equityholders when the stock trading price is equal to or greater than $16.00 per share for 20 trading days within a 60 consecutive trading day period or a Change in Control of Oklo pursuant to which holders of Oklo Class A common stock have the right to receive consideration implying a value per share greater than or equal to $16.00.

Each Earnout Triggering Event is subject to certain conditions and other provisions. The stock trading price, as described above, is based upon (A) the closing sale price being equal or greater that the stock trading price of one share of Oklo Class A common stock as quoted on the NYSE for any twenty trading days within any sixty consecutive trading day period within the Earnout Period (the “stock trading price”). If any of the Earnout Triggering Events, as described in the foregoing, are not achieved within the Earnout Period, the Earnout Shares that could have been issued upon the occurrence of the applicable Earnout Triggering Event will be forfeited.

At the Closing, the AltC founder shares unvested and will revest over a five-year period following the Closing, or the Vesting Period, of up to 12,500,000 additional shares of Oklo Class A common stock, or the Founder Shares, in the aggregate in four tranches upon the occurrence of the Vesting Triggering Events as follows:

•	Vesting Trigger Event I requires the vesting of 6,250,000 of the Founder Shares when the stock trading price equals or exceeds $10.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Oklo Class A common stock paid or implied in such Sale equals or exceeds $10.00 per share;

•	Vesting Trigger Event II requires the vesting of 3,125,000 of the Founder Shares when the stock trading price equals or exceeds $12.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Oklo Class A common stock paid or implied in such Sale equals or exceeds $12.00 per share;

•	Vesting Trigger Event III requires the vesting of 1,562,500 of the Founder Shares when the stock trading price equals or exceeds $14.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Oklo Class A common stock paid or implied in such Sale equals or exceeds $14.00 per share; and

•	Vesting Trigger Event IV requires the vesting of 1,562,500 of the Founder Shares when the stock trading price equals or exceeds $16.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Oklo Class A common stock paid or implied in such Sale equals or exceeds $16.00 per share.

Each Vesting Triggering Event is subject to certain conditions. In each case, the price paid or implied in such Sale, as defined in the Sponsor Agreement, will be determined after (i) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event I, Earnout Triggering Event II and Earnout Triggering Event III, as applicable, and (ii) excluding any Founder Shares that have been or would be forfeited pursuant to the Sponsor Agreement (i.e., the unvested Founder Shares that do not vest upon the occurrence of a Sale will be forfeited immediately prior to the closing of such Sale). If any of the Vesting Triggering Events, as described in the foregoing, are not achieved within the Vesting Period, the Founder Shares will be forfeited.

The Earnout Shares, exclusive of Earnout Shares attributable to the Legacy Oklo vested options at Closing as further described below, and Founder Shares will be recorded at fair value at Closing of the Business Combination and classified as stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares and vesting of the Founder Shares will be treated as a deemed dividend and since Legacy Oklo does not have retained earnings, the issuance and vesting will be recorded within additional-paid-in-capital and have a net nil impact on additional paid-in capital. Legacy Oklo determined the fair value of the Earnout Shares and Founder Shares to be approximately $126,000,000 and $104,000,000, respectively, based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility. The fair value of the Earnout Shares and Founder Shares are subject to change as additional information becomes available and additional analyses are performed over the fair value upon the Closing of the Business Combination and such changes in fair value could be material. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Earnout Shares and Founder Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

For the Earnout Shares attributable to the Legacy Oklo vested options, where each Legacy Oklo vested option holder will receive a pro rata share of the Earnout Shares as if their Legacy Oklo vested options were outstanding at the Closing of the Business Combination pursuant to the applicable Earnout Triggering Event, the unaudited pro condensed combined financial statement reflect a pro forma adjustment related to stock-based compensation costs of $3,480,000 representing the incremental costs of the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Business Combination.

As part of the Business Combination, in the case of holders of Legacy Oklo options, each outstanding Legacy Oklo option were converted into an option to purchase, based on the Exchange Ratio, upon the same terms and conditions as are in effect with respect to the corresponding Legacy Oklo option immediately prior to the Closing, including with respect to vesting and termination-related provisions, a number of shares of Oklo Class A common stock (rounded down to the nearest whole share) equal to the product of (x) the number of Legacy Oklo common stock underlying such option immediately prior to the Closing and (y) the number of shares of Oklo Class A common stock issued in respect of each Legacy Oklo common stock in the Business Combination pursuant to the Merger Agreement, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Legacy Oklo common stock underlying such option immediately prior to the Closing divided by (B) the number of shares of Oklo Class A common stock issued in respect of each Legacy Oklo common stock in the Business Combination pursuant to the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, the pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnote to these unaudited pro forma condensed combined financial statements:

•	the Merger of Merger Sub, the wholly owned subsidiary of AltC, with and into Legacy Oklo, with Legacy Oklo as the surviving company;

•	each share of Legacy Oklo common stock, including shares of Legacy Oklo common stock issued upon the pre-Closing conversion of Legacy Oklo preferred stock and SAFEs, were automatically surrendered and no longer exist, and were exchanged, in the aggregate, for the Closing Merger Consideration; and

•	the exchange of all outstanding vested and unvested Legacy Oklo stock options into Oklo stock options exercisable for shares of Oklo Class A common stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio.

The unaudited pro forma condensed combined financial information also reflects the redemption into cash of AltC’s Class A common stock by public stockholders of AltC who elected to exercise their redemption rights for a total of 710 shares and an aggregate payment of $7,458.

At the Closing, each share of Legacy Oklo common stock issued and outstanding immediately prior to the Closing was automatically surrendered and exchanged for 78,996,459 shares of AltC Class A common stock (as converted into Oklo Class A common stock after the Closing and the effectiveness of Oklo’s certificate of incorporation) and issued to Oklo stockholders in exchange for all outstanding shares of Legacy Oklo common stock (including shares of Legacy Oklo common stock resulting from the conversion of Legacy Oklo preferred stock and Legacy Oklo SAFEs immediately prior to the Closing) at the Exchange Ratio of 6.062. Further, 1,450,000 shares of Oklo Class A common stock were issued in exchange for AltC private placement shares held by the Sponsor pursuant to the Sponsor Agreement. A reserve was established for issuance up to: (i) 10,432,749 shares of Oklo Class A common stock in respect of the Legacy Oklo options assumed pursuant to the terms of the Merger Agreement; and (ii) 15,000,000 shares of Oklo Class A common stock for the potential future issuance of the Earnout Shares, as outlined above.

After giving effect to the Business Combination, the redemption of AltC Class A common stock in connection with the Special Meeting, there were 122,096,270 shares of Oklo’s Class A common stock issued and outstanding. Of those shares, 78,996,459 were issued to holders of Legacy Oklo equity securities in respect of such securities, representing approximately 64.7% of Oklo’s Class A common stock voting power at the Closing.

Oklo’s Class A common stock commenced trading on the NYSE under the symbol “OKLO” on May 10, 2024.

The following summarizes the pro forma Oklo Class A common shares outstanding immediately following the Business Combination (1):

	Shares	%
Stockholders
Legacy Oklo stockholders	78,996,459	64.7%
Sponsor (2)	13,950,000	11.4%
AltC public stockholders	29,149,811	23.9%
Total common stock	122,096,270	100.0%

(1) The table does not include the 15,000,000 shares underlying the Legacy Oklo Earnout Shares and 10,432,749 shares underlying the Legacy Oklo options.

(2) 12,500,000 shares issued to the Sponsor representing the Founder Shares will vest and no longer be subject to forfeiture pursuant to the applicable Vesting Triggering Event.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP because Legacy Oklo has been determined to be the accounting acquirer. Under this method of accounting, AltC, which is the legal acquirer, will be treated as the accounting acquiree for financial reporting purposes and Legacy Oklo, which is the legal acquiree, will be treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Oklo will become the historical financial statements of Oklo, and AltC’s assets, liabilities and results of operations will be consolidated with Legacy Oklo’s beginning on the acquisition date. For accounting purposes, the financial statements of Oklo will represent a continuation of the financial statements of Legacy Oklo with the Business Combination being treated as the equivalent of Legacy Oklo issuing stock for the net assets of AltC, accompanied by a recapitalization. The net assets of AltC will be stated at historical costs and no goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be presented as those of Legacy Oklo in future reports of Oklo.

Legacy Oklo was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Oklo stockholders comprise a relative majority of greater than 64% of the voting power of the combined company;

•	Legacy Oklo will have the ability to nominate a majority of the members of the board of directors of the combined company;

•	Legacy Oklo’s operations prior to the acquisition comprise the only ongoing operations of combined company;

•	Legacy Oklo’s senior management will comprise the senior management of combined company;

•	The combined company will assume the Legacy Oklo name;

•	The ongoing operations of Legacy Oklo will become the operations of the combined company; and

•	Legacy Oklo’s headquarters will become the combined company’s headquarters.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2024, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023, are based on historical financial statements of AltC and Legacy Oklo. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2024

			Transaction
			Accounting
	AltC	Legacy Oklo	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 4)		Combined
Assets
Current assets:
Cash and cash equivalents	$420,807	$38,018,782	$303,887,109	A	$301,693,711
	-	-	(7,000,000)	C	-
	-	-	(33,032,987)	D	-
	-	-	(600,000)	E	-
Prepaid and other current assets	280,860	5,737,480	(4,849,859)	D	1,168,481
Total current assets	701,667	43,756,262	258,404,263		302,862,192
Property and equipment, net	-	625,563	-		625,563
Right-of-use assets	-	33,392	-		33,392
Marketable securities held in trust account	307,512,876	-	(7,458)	B	-
	-	-	(307,505,418)	A	-
Other assets	-	25,361	-		25,361
Total assets	$308,214,543	$44,440,578	$(49,108,613)		$303,546,508
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$-	$2,499,224	$(1,242,985)	D	$1,256,239
Accrued expenses	939,100	1,112,685	(325,902)	D	1,125,883
	-	-	(600,000)	E	-
Excise tax liability	2,159,147	-	(2,159,147)	A	-
Income tax liability	1,459,162	-	(1,459,162)	A	-
Operating lease lability	-	37,895	-		37,895
Total current liabilities	4,557,409	3,649,804	(5,787,196)		2,420,017
Simple agreement for future equity	-	73,067,000	(73,067,000)	F	-
Right of first refusal liability	-	25,000,000	-		25,000,000
Deferred legal fee	92,441	-	(92,441)	D	-
Deferred underwriting fee payable	7,000,000	-	(7,000,000)	C	-
Total liabilities	11,649,850	101,716,804	(85,946,637)		27,420,017
Class A common stock subject to possible redemption	304,911,595	-	(304,911,595)	H	-
Redeemable convertible preferred stock	-	25,030,520	(25,030,520)	F	-
Stockholders’ equity (deficit):
Common stock	-	506	(506)	F	-
Class A common stock	145	-	-	B	12,210
	-	-	2,915	H	-
	-	-	1,250	I	-
	-	-	7,900	F	-
Class B common stock	1,250	-	(1,250)	I	-
Additional paid-in capital	6,443,978	3,208,277	(7,458)	B	365,109,810
	-	-	(36,221,518)	D	-
	-	-	(14,792,275)	G	-
	-	-	304,908,680	H	-
	-	-	3,480,000	J	-
	-	-	98,090,126	F	-
Accumulated deficit	(14,792,275)	(85,515,529)	-		(88,995,529)
	-	-	14,792,275	G	-
	-	-	(3,480,000)	J	-
Total stockholders' equity (deficit)	(8,346,902)	(82,306,746)	366,780,139		276,126,491
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$308,214,543	$44,440,578	$(49,108,613)		$303,546,508

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2024

			Transaction
		Legacy	Accounting
	AltC	Oklo	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 4)		Combined
Operating expenses
Research and development	$-	$3,660,642	$-		$3,660,642
General and administrative	-	3,709,746	(390,000)	AA	3,319,746
Formation and operational costs	1,017,452	-	-		1,017,452
Total operating expenses	1,017,452	7,370,388	(390,000)		7,997,840
Loss from operations	(1,017,452)	(7,370,388)	390,000		(7,997,840)
Other income (loss)
Interest earned on marketable securities held in trust account	3,952,338	-	(3,952,338)	BB	-
Change in fair value of simple agreement for future equity	-	(16,793,000)	16,793,000	CC	-
Interest income, net	-	141,303	-		141,303
Total other income (loss), net	3,952,338	(16,651,697)	12,840,662		141,303
Income (loss) before provision for income taxes	2,934,886	(24,022,085)	13,230,662		(7,856,537)
Provision for income taxes	(1,406,517)	-	1,406,517	DD	-
Net income (loss)	$1,528,369	$(24,022,085)	$14,637,179		$(7,856,537)
Weighted-average shares outstanding of Oklo Class A common stock - basic and diluted				EE	122,096,270
Basic and diluted net loss per share - Oklo Class A common stock					$(0.06)
Weighted average number of shares outstanding		5,014,604
Basic and diluted net loss per share		$(4.79)
Weighted-average shares outstanding - subject to redemption	29,150,521
Basic and diluted net income per share - subject to redemption	$0.04
Weighted-average shares outstanding - not subject to redemption	13,950,000
Basic and diluted net income per share - not subject to redemption	$0.04

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

			Transaction
			Accounting
	AltC	Legacy Oklo	Adjustments
	(Historical)	(Historical)	(Note 4)		Pro Forma Combined
Operating expenses
Research and development	$-	$9,763,333	$2,740,000	FF	$12,503,333
General and administrative	-	8,872,684	740,000	FF	38,254,229
	-	-	29,301,545	GG	-
	-	-	(660,000)	HH	-
Formation and operational costs	4,270,713	-	-		4,270,713
Total operating expenses	4,270,713	18,636,017	32,121,545		55,028,275
Loss from operations	(4,270,713)	(18,636,017)	(32,121,545)		(55,028,275)
Other income (loss)
Change in fair value of simple agreement for future equity	-	(13,717,000)	13,717,000	II	-
Interest earned on marketable securities held in trust account	22,231,067	-	(22,231,067)	JJ	-
Interest income, net	-	180,360	-		180,360
Total other income (loss)	22,231,067	(13,536,640)	(8,514,067)		180,360
Income (loss) before provision for income taxes	17,960,354	(32,172,657)	(40,635,612)		(54,847,915)
Provision for income taxes	(6,092,149)	-	6,092,149	KK	-
Net income (loss)	$11,868,205	$(32,172,657)	$(34,543,463)		$(54,847,915)
Weighted-average shares outstanding of Oklo Class A common stock - basic and diluted				LL	122,096,270
Basic and diluted net loss per share - Oklo Class A common stock					$(0.45)
Weighted-average number of shares outstanding		4,778,685
Basic and diluted net loss per share		$(6.73)
Weighted-average shares outstanding - subject to redemption	45,417,697
Basic and diluted net income per share - subject to redemption	$0.20
Weighted-average shares outstanding - not subject to redemption	13,950,000
Basic and diluted net income per share - not subject to redemption	$0.20

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, AltC, who is the legal acquirer, will be treated as the accounting acquiree for financial reporting purposes and Legacy Oklo, which is the legal acquiree, will be treated as the accounting acquirer for financial reporting purposes.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024, assumes that the Business Combination and related transactions occurred on March 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024, has been prepared using, and should be read in conjunction with, the following:

•	AltC’s unaudited condensed balance sheet as of March 31, 2024 and the related notes for the three months ended March 31, 2024 and 2023, incorporated by reference; and

•	Legacy Oklo’s unaudited consolidated balance sheet as of March 31, 2024 and the related notes for the three months ended March 31, 2024 and 2023, included as an exhibit to this Report and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023, has been prepared using, and should be read in conjunction with, the following:

•	AltC’s unaudited condensed statement of operations for the three months ended March 31, 2024 and the audited statements of operations for the years ended December 31, 2023 and 2022, and the related notes, incorporated by reference; and

•	Legacy Oklo’s unaudited consolidated statement of operations for the three months ended March 31, 2024 and the audited consolidated statements of operations for the years ended December 31, 2023 and 2022, and the related notes, included as an exhibit to this Report and incorporated by reference.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that AltC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. AltC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of AltC and Legacy Oklo.

2.	Accounting Policies

Upon consummation of the Business Combination, management of the combined company performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management of Oklo has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of Oklo. Based on its analysis, management of Oklo did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited proforma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. AltC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited proforma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under U.S. GAAP. Legacy Oklo and AltC have not had any historical relationship prior to the Business Combination. Accordingly, no proforma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the combined company filed consolidated income tax returns during the period presented. The unaudited pro forma condensed combined balance sheet does not reflect the deferred taxes of the combined company as a result of the Business Combination. Since it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

4.	Transaction Accounting Adjustments

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2024

(A) Reflects the transfer of investments held in the trust account to cash and cash equivalents as of March 31, 2024 of $303,887,109 after considered the 1% excise tax of $2,159,147and income tax of $1,459,162, totaling $3,618,309. On the Closing date, the actual balance of cash in the trust account, including accumulated interest earned during the period prior to transfer, was $306,195,274.

(B) Reflects the redemption of 710 shares of AltC Class A common stock at a redemption price of $10.50 per share upon the Business Combination, resulting in a redemption payment of $7,458 from the trust account to AltC public stockholders.

(C) Reflects the settlement of the capital markets advisory fee of $6,125,000 to Citigroup Global Markets Inc. and others of $875,000, totaling $7,000,0000.

(D) Represents transaction costs incurred by AltC and Legacy Oklo of approximately $14,012,414 and $29,301,545, respectively. These costs are accounted for a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the combined company’s income beyond 12 months after the transaction.

For the AltC transaction costs, $92,441 has been accrued as of the pro forma balance sheet date. The remaining amount of $22,209,104 is reflected as an adjustment to accumulated losses. The AltC estimated transaction costs exclude the deferred underwriting commissions included in (C) above..

For the Legacy Oklo transaction costs, $3,280,972 has been recorded as prepayments, of which $1,568,887 were unpaid and recorded as of the pro forma balance sheet date. The remaining amount of $10,731,442 is included as an adjustment to additional paid-in capital, of which $8,500,000 represent financial advisory fees.

(E) Represents transaction costs incurred by AltC of $600,000 and paid upon the consummation of the Business Combination.

(F) Reflects the issuance of 78,996,459 shares of Oklo Class A common stock to existing Legacy Oklo equityholders (excluding Earnout Shares attributable to Legacy Oklo vested options of 2,111,507) consisting of Legacy Oklo common stock, redeemable convertible preferred stock and conversion of the SAFEs upon the Closing.

(G) Reflects the elimination of AltC’s historical accumulated deficit of $14,792,275.

Reflects the elimination of AltC’s historical accumulated deficit after recording the settlement of the capital markets advisory fee as described in (C) above, the transaction costs as described in (D) above.

(H) Reflects the reclassification of 29,149,811 shares of AltC Class A common stock subject to possible redemption to permanent equity at the Business Combination.

(I) Reflects the conversion of 6,250,000 shares of AltC Class B common stock into Oklo Class A common stock at the Business Combination.

(J) Reflects the impact of the incremental costs of $3,480,000 for the modification of Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2024

(AA) Represents an adjustment to eliminate administrative service fees and master services fees that will no longer be paid following the Business Combination. These are non-recurring items.

(BB) Reflects the elimination of interest earned on marketable securities held in the trust account after giving effect to the Business Combination as if it had occurred on January 1, 2023.

(CC) Represents the elimination of change in fair value of simple agreement for future equity at the Business Combination.

(DD) Reflects the reversal of income tax expense after giving effect to the Business Combination as if it had occurred on January 1, 2023.

(EE) The calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the Business Combination had occurred on January 1, 2023, and the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

(FF) Reflects the incremental costs of $3,480,000 for the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Business Combination.

(GG) Reflects the estimated transaction costs of $29,301,545 as if incurred on January 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(HH) Represents an adjustment to eliminate administrative service fees and master services fees that will no longer be paid following the Business Combination. These are non-recurring items.

(II) Represents the elimination of change in fair value of simple agreement for future equity at the Business Combination.

(JJ) Reflects the elimination of interest earned on marketable securities held in the trust account after giving effect to the Business Combination as if it had occurred on January 1, 2023.

(KK) Reflects the reversal of income tax expense after giving effect to the Business Combination as if it had occurred on January 1, 2023.

(LL) The calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the Business Combination had occurred on January 1, 2023, and the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented.

5.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted-average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by AltC’s Public Stockholders for the three months ended March 31, 2024:

Pro forma net loss	$(7,856,537)
Weighted-average shares outstanding (1)	122,096,270
Pro forma net loss per common share, basic and diluted	$(0.06)

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by AltC’s Public Stockholders for the year ended December 31, 2023:

Pro forma net loss	$(54,847,915)
Weighted-average shares outstanding (1)	122,096,270
Pro forma net loss per common share, basic and diluted	$(0.45)

(1)	For purposes of calculating diluted earnings per share for the three months ended March 31, 2024 and the year ended December 31, 2023, all outstanding Oklo Class A common stock equivalents, consisting of Legacy Oklo Earnout Shares and Legacy Oklo options, should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in the calculation of diluted loss per share.